                                                                     Exhibit 4.8

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                  ANY AND ALL OUTSTANDING SHARES OF AROC INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 14, 2001, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively, constitute the "Offer") in connection with the offer by Aroc Inc., a Delaware corporation (the "Company"), to purchase any and all outstanding shares of common stock, $0.001 par value per share (the "Shares"), of the Company at a price of $0.06 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Date:___________________

Number of Shares to the Tendered*:____

Name(s):                                 SIGN HERE:

______________________________________   Signature(s):_________________________
(PLEASE TYPE OR PRINT)                                  (SIGNATURE)

______________________________________   Signature(s)__________________________
(PLEASE TYPE OR PRINT)                                  (SIGNATURE)


Address:

______________________________________

______________________________________

______________________________________
          (include zip code)

AREA CODE AND TELEPHONE NUMBER:     (_____________)__________________

TAXPAYER I.D. OR SOCIAL SECURITY:   (_____________)__________________
                                    ---------------

------------------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.